Exhibit 99.1

Connecture Reports Record Revenue for First Quarter 2015

First quarter 2015 revenue increased 28.6% year-over-year to $20.6 million;

Record contracted backlog at $96.2 million

BROOKFIELD, Wis. — May 7, 2015 — Connecture, Inc. (Nasdaq: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the quarter ended March 31, 2015.

“We are pleased to report a strong start to 2015. During the quarter, we continued to win new business, adding new customers and expanding relationships with existing customers. In addition, we achieved record first quarter revenue and bookings levels, driven by growth across all business segments,” remarked Doug Schneider, chief executive officer of Connecture. “We are proud of our first quarter results and the continued momentum in our business, and believe that our diversified business model in which we sell to health plans, brokers and exchange operators will help sustain long term growth” added Mr. Schneider.

First Quarter 2015 Financial Results

•	Total revenue was $20.6 million, reflecting an increase of 28.6% compared to $16.1 million in the first quarter of 2014.

•	Adjusted gross margin was $10.4 million, or 50.5% of total revenue, an increase of 132.4% compared to $4.5 million, or 27.9% of total revenue, in the first quarter of 2014.

•	Operating loss was ($3.7) million, narrowing from an operating loss of ($5.5) million in the first quarter of 2014.

•	Net loss was ($5.1) million, compared to net loss of ($6.6) million in the first quarter of 2014.

•	Adjusted EBITDA was ($1.7) million, as compared to Adjusted EBITDA of ($3.9) million in the first quarter of 2014.

•	Cash and cash equivalents at March 31, 2015 totaled $17.4 million, compared to $28.3 million at December 31, 2014.

•	Cash used in operations was ($6.3) million, improving from cash used in operations of ($8.3) million for the first quarter of 2014. In addition, cash of $0.3 million was used for capital expenditures during the first quarter of 2015, and cash of $4.3 million was used for financing activities, including the final repayment of the seller financing in connection with the DRX acquisition we completed in 2013.

Recent Business Highlights

•	Total contracted backlog at March 31, 2015 was $96.2 million, an increase of $18.0 million, or 23%, from $78.2 million at December 31, 2014. This sequential increase was attributed to strong bookings activity during the quarter.

•	Notable customers added in the first quarter of 2015 include Cornerstone Brokerage and the Blue Cross Blue Shield Association of Companies for a national group of individual retiree exchanges.

•	In addition, during the first quarter of 2015, relationships were expanded with many existing customers across the business, including BCBS of Alabama, TOPAZ and United Health Group.

•	Connecture’s One Marketplace unified product strategy, which was rolled out during the company’s three-day customer conference in March 2015, was very well received by its clients, which included carriers, private exchanges, pharmacy benefit managers, and brokerages.

•	In April 2015, William Spehr, a veteran executive with extensive health insurance and employee benefits expertise, was appointed executive vice president of sales and marketing. Mr. Spehr will draw on his extensive sales management experience in public companies and apply that expertise across all of Connecture’s product lines. David Sockel, formerly chief revenue officer of Connecture, was appointed executive vice president of strategy and corporate development, responsible for driving the company’s expansion and growth strategy.

Business Outlook

Connecture is providing guidance for second quarter 2015 and reiterating full year 2015 guidance as indicated below:

Second quarter 2015

•	Total revenue is expected to be at least $23.0 million. Of note, our revenue guidance for the second quarter includes the impact of accelerated recognition of previously deferred implementation revenues due to two customer contracts that are expected to end during the quarter.

•	While we expect adjusted EBITDA to be negative for the second quarter given the seasonality in our business, we do not expect the adjusted EBITDA to be negative by more than ($0.7) million, including the impact of the accelerated revenue mentioned above.

•	Net loss per share is expected to be no more than ($0.21), based on an estimated basic and diluted weighted-average common share count of 22.0 million, and includes estimated non-cash stock compensation expense of $1.2 million, or $0.05 per share.

Full year 2015

•	Total revenue is expected to be in the range of $100.0 million to $104.0 million.

•	Adjusted EBITDA is expected to be in the range of $10.5 million to $12.5 million.

•	Net loss per share is expected to be in the range of ($0.08) to ($0.16), based on an estimated basic and diluted weighted-average common share count of 22.0 million, and includes non-cash stock compensation expense of $4.5 million, or $0.20 per share.

Conference Call

Connecture’s management will host a conference call at 5:00 p.m. EDT on Thursday, May 7, 2015, to discuss the first quarter 2015 results. The conference call will be accessible by dialing 877-930-8068 (U.S.) or 253-336-8043 (international) and referencing conference ID 30264248. A live webcast of the conference call will also be available on the investor relations section of the company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA margin, each a non-GAAP financial measure. Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense. Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense, taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results. However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

About Connecture

Connecture (Nasdaq: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs. Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers. Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals. Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality products and services; (5)

errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) the impact and integration of future acquisitions; and (11) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its future quarterly reports on Form 10-Q. The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Contact:

Peter Vozzo

Westwicke Partners, LLC.

peter.vozzo@westwicke.com

Phone: 443-213-0500

Media Contact:

Ken Phillips

Davies Murphy Group

Phone: 781-418-2437

connecture@daviesmurphy.com

Source: Connecture

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$20,648	$16,050
Cost of revenue (1)	11,321	12,567

Gross margin	9,327	3,483

Operating expenses:
Research and development (1)	6,528	4,100
Sales and marketing (1)	2,883	1,806
General and administrative (1)	3,605	3,107

Total operating expenses	13,016	9,013

Loss from operations	(3,689)	(5,530)

Other expenses:
Interest expense	1,413	1,014
Other (income) expense	8	75

Loss before Income taxes	(5,110)	(6,619)

Income tax benefit (expense)	11	(14)

Net loss	($5,099)	($6,633)

Comprehensive loss	($5,099)	($6,633)

Net loss per common share:
Basic	($0.24)	($41.34)

Diluted	($0.24)	($41.34)

Weighted-average common shares outstanding:
Basic	21,695,932	184,051

Diluted	21,695,932	184,051

(1) Cost of revenue and operating expenses include following stock-based compensation expense:
Cost of revenue	$147	$30
Research and development	215	20
Sales and marketing	46	8
General and administrative	309	287

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of March 31, 2015	As of December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$17,388	$28,252
Accounts receivable - net of allowances	7,646	12,128
Prepaid expenses and other current assets	1,021	1,557

Total current assets	26,055	41,937
Property and equipment, net	1,883	1,892
Goodwill	26,779	26,779
Other intangibles, net	14,362	15,350
Deferred implementation costs	25,189	24,552
Other assets	1,745	1,834

Total assets	$96,013	$112,344

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$5,140	$5,737
Accrued payroll and related liabilities	5,191	3,880
Other liabilities	3,811	4,373
Current maturities of debt	1,125	4,479
Deferred revenue	35,641	42,578

Total current liabilities	50,908	61,047
Deferred revenue	29,673	31,159
Long-term debt	48,337	48,581
Other long-term liabilities	312	398

Total liabilities	129,230	141,185

Total stockholders’ deficit	(33,217)	(28,841)

Total liabilities and stockholders’ deficit	$96,013	$112,344

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	($5,099)	($6,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,270	1,271
Stock-based compensation expense	717	345
Other	183	354
Changes in operating assets and liabilities:
Accounts receivable	4,437	8,736
Prepaid expenses and other assets	535	(437)
Deferred implementation costs	(637)	(2,017)
Accounts payable	75	(3,075)
Accrued expenses and other liabilities	683	(193)
Deferred revenue	(8,423)	(6,618)

Net cash used in operating activities	(6,259)	(8,267)

Cash flows from investing activities:
Purchase of property and equipment	(251)	(286)

Net cash used in financing activities	(251)	(286)

Cash flows from financing activities:
Net borrowings (repayments) of debt	(3,521)	7,007
Other	(833)	(176)

Net cash (used in) provided by financing activities	(4,354)	6,831

Net decrease in cash and cash equivalents	(10,864)	(1,722)
Cash and cash equivalents - beginning of period	28,252	2,277

Cash and cash equivalents - end of period	$17,388	$555

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation from Gross Margin to Adjusted Gross Margin:
Gross margin	$9,327	$3,483
Depreciation and amortization	948	971
Stock-based compensation expense	147	30

Adjusted gross margin	$10,422	$4,484

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	($5,099)	($6,633)
Depreciation and amortization	1,270	1,271
Interest expense	1,413	1,014
Other expense	8	75
Income taxes	(11)	14
Stock-based compensation expense	717	345

Total net adjustments	$3,397	$2,719

Adjusted EBITDA	($1,702)	($3,914)